CULTURE AGREEMENT


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         This Agreement is made as of this 26th day of July 1997 and is between
Cass-Mill, Inc. of 770 Lake Street, Madison, OH 44057 ("Cass-Mill") and NaPro BioTherapeutics, Inc. of 6304 Spine Road, Unit A, Boulder, CO 80301 ("NaPro") with respect to the culture of certain Taxus Media Hicksii trees.

                       STATEMENT OF BACKGROUND INFORMATION

         NaPro is the owner of certain Trees (defined below)

         The Trees are to be planted in the ground on real property owned or leased by Cass-Mill

         NaPro desires that Cass-Mill care for and culture the Trees, including any Trees subsequently planted on that property, and that Cass-Mill harvest, cut, store, and ship to NaPro all or certain portions of the Trees as directed by NaPro, and Cass-Mill has agreed to do so

         The parties desire to set forth the terms of their agreements in this writing.

                             STATEMENT OF AGREEMENT

         For their mutual convenience and protection, and in consideration of the mutual covenants and benefits contained in this Agreement, the parties agree as follows:

                          SECTION ONE: CULTURE OF TREES

         1.1 Definition of Trees. The "Trees" for purposes of this Agreement shall be defined as follows: all of those Taxus trees which are provided by NaPro to Cass-Mill or are procured by Cass-Mill on NaPro's behalf or are purchased from Cass-Mill by NaPro. All such trees, whether currently in the ground or subsequently planted, shall be collectively referred to herein as the "Trees". Such real property shall be referred to herein as the "Leased Property"

         1.2 Care and Culture of Trees. During the term of this Agreement, Cass-Mill agrees to plant new Trees as instructed by NaPro, and to grow, maintain, and care for all the Trees pursuant to the instructions of NaPro. In the absence of such instructions, Cass-Mill agrees that its care of the Trees shall be consistent with Cass-Mill's normal reasonable cultural practices. Cass-Mill shall bear all costs and expenses in connection with the care and maintenance of the Trees, provided that Cass-Mill shall be reimbursed for such expenses as provided below under Section Three.

         1.3 Definition of Properties. These Trees shall be cultivated on property owned by Cass-Mill ("Owned Property") or leased by Cass-Mill from third parties ("Leased Property"). Collectively these properties shall be referred to herein as the "Cass-Mill Property".

                       SECTION TWO: HARVESTING AND STORING

         2.1 General. In addition to Cass-Mill's obligations described above in paragraph 1.2, Cass-Mill agrees to harvest, cut, place in storage, pack and prepare for shipping any of the Trees or Tree cuttings as instructed by NaPro (pursuant to the NaPro Specifications as defined in the Purchase Agreement as they may be revised from time to time). All Trees or Tree cuttings shall be shipped FOB Cass-Mill at NaPro's expense.

                   SECTION THREE: COMPENSATION AND EXCLUSIVITY


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         3.1 Compensation. As compensation for its services under this
Agreement, Cass-Mill shall be entitled to receive a sum equal to 1.5 multiplied by Cass-Mill's actual costs and expenses incurred in connection with: (1) Cass-Mill's care and maintenance of the Trees hereunder, (2) Cass-Mill's harvesting, storing, maintaining, packing, cutting, or shipping preparation of the Trees or Tree cuttings. Cass-Mill's costs and expenses for purposes of this paragraph shall not include any costs of leasing the Leased Property.

         3.2 Invoices and Payment. Cass-Mill shall be entitled to invoice NaPro for any sums due hereunder on a monthly basis. Such invoices shall be paid within thirty (30) days of the invoice date.

         3.3 Exclusivity. During the term of this Agreement, NaPro agrees that Cass-Mill shall be the exclusive provider of all cultural services, all harvesting and cutting services, all storage services, and any other services provided hereunder, with respect to all of the Trees located on the Cass-Mill Property and that NaPro will not contract or arrange for any other provider of such services with respect to the Trees or the cuttings thereof. Nothing in this section shall be construed to prevent NaPro from purchasing Trees from other sources, or utilizing other parties to culture taxus, provided that such work is not done on the Cass-Mill Property. Cass-Mill agrees that neither it nor any affiliated company shall sell, culture, or otherwise supply Taxus materials to any other parties for pharmaceutical uses during the term of this Agreement. NaPro further provides that Cass-Mill shall be the only grower and service provider in Lake and Ashtabula Counties, Ohio, USA.

                       SECTION FOUR: TERM AND TERMINATION

         4.1 Term. The term of this Agreement shall commence on July 26, 1996 and shall continue for a period of five years, unless earlier terminated by the parties hereunder. Unless this Agreement is terminated under the terms of paragraph 4.3 below, the term of this Agreement (and any extended term hereof) and the obligations of the parties hereunder shall continue even if one (1) or more of the Subleases expires, provided that if all of the Subleases expire (and if NaPro and Cass-Mill thereby lose the right of access to such subleased property and any remaining Trees located thereon), then this Agreement will terminate following completion by both parties of all of the obligations of the parties hereunder which do not require access to the subleased real property (i.e. storage of harvested cuttings, payment of sums due for labor, materials, etc.)

         4.2 Extensions of Term. NaPro shall be entitled to renew the term of this Agreement, on the same terms and conditions set forth herein, for three separate five year renewal terms. If NaPro desires to exercise any such option, it shall do so in writing to Cass-Mill at least 90 days prior to the expiration of the original or extended term.

         4.3 Termination. This Agreement may not be terminated by either party hereto except as provided in this paragraph 4.3. If either party fails to pay any sums due hereunder or any sums due under the Purchase Agreement or the Subleases within ten (10) days after such sums are due, or if either party defaults under any of its other obligations under this Agreement, the Purchase Agreement, the Leases, or the Subleases, and such default continues for (10) days after written notice thereof, then the non-defaulting party shall be entitled to terminate this Agreement and recover any damages resulting from the breach, in addition to any other legal or contractual remedy available to the non-defaulting party.

         4.4 Obligations Upon Termination. Upon the termination or expiration of this Agreement, all amounts due to either party under this Agreement shall become due and payable within 10 days following the termination or expiration.


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                           SECTION FIVE: LEASE ISSUES

         5.1 Ground Leases, Ownership, and Mortgages. Cass-Mill represents and warrants that Exhibit 5.1 contains: (1) true and correct copies of all leases pertaining to Leased Property, (the "Ground Leases"), (ii) true and correct copies of the deed to the Owned Property and any encumbrances upon the Owned Property, and (iii) any true and correct copies of any mortgage upon either the Leased or Owned Properties.

         5.2 Leases and Subleases. As of the effective date of this Agreement, Cass-Mill and NaPro shall enter into subleases with respect to the Leased Property ("Subleases") and leases with respect to Owned Property ("Leases"). Such Leases and Subleases shall be in the form attached hereto as Exhibits 5.2(a) and 5.2(b). Each such Lease and Sublease shall form a part of this Agreement and any breach of the provisions of any Lease or Sublease shall be deemed a breach of this Agreement.

         5.3 Attornment and Non-Disturbance. Cass-Mill shall obtain and record agreements from (i) the holders of any mortgage upon either the Owned or Leased Property whether such mortgage currently exists or is created in the future ("Mortgage") and (ii) from the owner of any Leased Property, which provide that all of NaPro's rights under the Leases and Subleases shall not be affected or disturbed by subordination of the lease or any sublease to Mortgagee. Such agreement shall further provide that if the owner or mortgagee shall acquire title to the Owned or Leased Property during the term of the Lease or Sublease, NaPro will attorn to and recognize such successor owner as successor lessor and the successor owner shall accept such attornment and recognize all of NaPro's rights in accordance with the provisions of the Leases or Subleases. Such agreements must be satisfactory to NaPro and conform to the requirements of the Leases and Subleases.

         5.4 Ground Leases and Renewals. Simultaneous to entering into the Leases and Subleases, Cass-Mill shall obtain a renewal or extension of each of the Ground Leases with respect to the Leased Property. The terms of any Ground Lease renewal must be mutually agreeable to Cass-Mill and NaPro. If the parties cannot agree upon a Ground Lease renewal with respect to the Leased Property, then NaPro shall be free to negotiate directly with the landowner regarding the leasing of the Leased Property, and Cass-Mill shall assist NaPro (at no additional cost to Cass-Mill) in the negotiation and execution of a lease between NaPro and the landowner regarding the Leased Property. No such lease, however, shall take effect prior to the expiration or termination of the Ground Lease.

         5.5 Failure to Obtain Lease Renewals. In the event that the parties are unable to obtain a renewal of any one or more of the Ground Leases, and the parties therefore will lose (prior to the expiration or termination of this Agreement) access to the property upon which some or all of the Trees are located, then NaPro may, at its option, cause those affected Trees to be harvested by Cass-Mill (pursuant to paragraph 2.1 hereof) or cause those affected Trees to be relocated to another site. If NaPro elects to relocate the Trees, then Cass-Mill will remove such trees and ready such trees for transport as instructed by NaPro. If Cass-Mill and NaPro mutually agree that such Trees shall be relocated to a Cass-Mill owned or Cass-Mill controlled site, then: (i) Cass-Mill shall re-plant such Trees on such site, (ii) such Trees shall remain subject to this Culture Agreement, (iii) Cass-Mill will continue to perform the services contemplated by this Culture Agreement as set forth herein. If the Trees are relocated to a site which Cass-Mill does not own or control, then unless otherwise agreed by the parties, this Culture Agreement shall terminate with respect to the affected Trees following shipment of such Trees by Cass-Mill. NaPro shall pay Cass-Mill a sum equal to 1.5 multiplied by Cass-Mill's actual costs and expenses incurred in connection with any services provided under this paragraph 5.5

             5.6 Cass-Mill Purchase of Real Property. If Cass-Mill purchases any of the Leased Property, then NaPro shall enter into a lease with Cass-Mill for such real property, the material terms of which are substantially similar to the terms of the Sublease (and underlying Ground Lease) pursuant to which NaPro had previously leased the property, except that (1) the new lease shall have a term and renewal terms which correspond to the term and renewal terms of this Agreement, and (2) the rental paid by NaPro under any such lease (including renewal terms) shall be an amount which may be agreed upon by NaPro and Cass-Mill upon the execution of the lease, or in the absence of such an agreement, the fair rental value as determined by arbitration as provided in paragraph 6.1. NaPro and Cass-Mill may also enter into such a lease upon any other terms as may be mutually agreeable to NaPro and Cass-Mill.


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                           SECTION SIX: GENERAL TERMS

         6.1 Arbitration. Any disagreements or disputes between the parties with regard to this Culture Agreement shall be resolved exclusively by arbitration which shall be binding upon both of the parties. The arbitration shall be conducted by a panel of three arbitrators under the rules of the American Arbitration Association. One arbitrator shall be selected by Cass-Mill, one by NaPro, and one by the two selected arbitrators shall apply Colorado law. Unless otherwise allocated by the arbitrators, the parties shall share equally the fees and expenses of the arbitrators .

         6.2        Definition of Cass-Mill's Costs.

                  a. Cass-Mill's actual costs and expenses shall be calculated based upon generally accepted accounting principles. Such costs shall not include marketing costs or general administrative costs except to the extent that those costs are part of Cass-Mill's loaded labor rate.

                  b. NaPro shall have the right to audit Cass-Mill's books and records pertaining to calculation of Cass-Mill's costs. Any such inventory shall be conducted at reasonable intervals and at reasonable times, and shall not interfere with the business operations of Cass-Mill. Furthermore, NaPro agrees to keep confidential and not to disclose to any other party (except to any professional advisors or employees who have a need to know) any information or documents learned or discovered by NaPro in connection with any such audit. If any such audit uncovers or overcharges or undercharges, the parties shall attempt to agree upon the amounts of such overcharges or undercharges and pay to one another any such amount as may be necessary to correct the overcharge or undercharge. If the parties cannot agree on any overcharge or undercharge, either party shall be entitled to submit their question to arbitration under paragraph 6.1 If the parties agree or an arbitration determines that Cass-Mill has overcharged NaPro an amount greater than ten percent (10%), then Cass-Mill shall bear the cost of the audit by NaPro and the cost of arbitration. Otherwise, the cost of the audit and arbitration shall be borne by NaPro.

         6.3 Further Assurances. Cass-Mill shall comply with any requests by NaPro for aid in perfection of NaPro's ownership interest in the Trees. Such steps may include among others, the execution of documents required for UCC filings.

         6.4 Force Majure. Neither party shall be liable to the other in the event that performance of its obligations hereunder shall be prevented by any cause beyond its reasonable control, including without limitation acts of God, acts of government, accident, fire, delay or destruction of means of transport or other disaster ("events of force majure"0, but the affected party shall use best efforts to avoid or remove the cause of such nonperformance and shall continue performance hereunder with the utmost dispatch whenever such cause is removed.

         6.5 Confidentiality. Cass-Mill agrees to keep confidential all information regarding the storage and preparation of the Trees and Tree cuttings, any fertilizers or other growth stimulators used, the quantity of materials shipped, and any other information about NaPro's business or operations which is obtained through this relationship. In addition, Cass-Mill employees who have access to such information shall sign a confidentiality agreement in the form of Appendix 6.5

         6.6 New Technology. Any inventions and intellectual property developed pursuant to this agreement shall be the sole property to NaPro. In the event that Cass-Mill develops any intellectual property or patentable invention in connection with the planting, maintenance, cultivation, harvesting, preparation, or packaging of the Trees, Cass-Mill shall promptly disclose such inventions to NaPro. Cass-Mill agrees to assign any such intellectual property and inventions to NaPro and to execute any documents necessary to effect such transfer.

                          SECTION SEVEN: MISCELLANEOUS

         7.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Cass-Mill shall not assign any of their rights, privileges, or


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obligations under this Agreement without the written consent of NaPro.

         7.2 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed certified or registered mail, return receipt requested with postage prepaid, to the parties at their addresses on page one of this Agreement. Any party may change its address by providing notice hereunder to all of the other parties.

         7.3 Headings. The headings of sections herein and in the exhibits referred to herein are for convenience only and shall not control of effect any meaning or interpretation of any provision of this Agreement.

         7.4 Entire Agreement: Modifications. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated hereby. This Agreement may be modified only by a written agreement signed by all of the parties hereto.

         7.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.6 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

         7.7 Severability. In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable, the same shall not affect the validity or enforceability of any other provisions of this Agreement, unless such validity or unenforceability shall materially affect and frustrate the intentions of the parties.

         7.8 Time is of the Essence. All of the parties hereto agree and acknowledge that time is of the essence in connection with this Agreement.

         7.9 No Waiver. No waiver of any rights of either party hereunder shall be effective against such party unless set forth in writing and signed by such party. Further, no waiver of any right hereunder shall be construed to be a waiver of such right or any other right hereunder or in the future.

CASS-MILL NURSERY, INC.
/s/ John Cassell
John Cassell
GM, CEO

 NAPRO BIOTHERAPEUTICS, INC.
/s/ Gordon Link
Gordon Link
VP, Chief Financial Officer